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                                                                    Exhibit 12

INDIANA UNITED BANCORP

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

                                                    INDIANA UNITED BANCORP
                                     Nine Months Ended
                                        September 30,                Year Ended December 31,
                                            1997            1996    1996     1995     1994     1993   1992
INCLUDING INTEREST ON DEPOSITS

Earnings:
 Earnings before income taxes               4,745          3,219    4,694    4,180    4,734    3,909    4,536
 Fixed charges from below                   9,639          8,957   12,093   12,082   11,160   12,638   15,846
                                           ------         ------   ------   ------   ------   ------   ------
   Earnings                                14,384         12,176   16,787   16,262   15,894   16,547   20,382

Fixed charges from below                    9,639          8,957   12,093   12,082   11,160   12,638   15,846

Ratio of earnings to fixed charges           1.49           1.36     1.39     1.35     1.42     1.31     1.29

EXCLUDING INTEREST ON DEPOSITS

Earnings:
 Earnings before income taxes               4,745          3,219    4,694    4,180    4,734    3,909    4,536
   Fixed charges from below                   807            932    1,230    1,774    1,373    1,246    1,358
                                           ------         ------   ------   ------   ------   ------   ------
   Earnings                                 5,552          4,151    5,924    5,954    6,107    5,155    5,894

Fixed charges from below                      807            932    1,230    1,774    1,373    1,246    1,358

Ratio of earnings to fixed charges           6.88           4.45     4.82     3.36     4.45     4.14     4.34

Fixed Charges:
   Total interest expense                   9,639          8,868   12,006   11,852   10,901   12,345   15,545
   Tax equivalent preferred stock
     dividends from below                       -             89       87      230      259      293      301
                                           ------         ------   ------   ------   ------   ------   ------
      Fixed charges including interest
        on deposits                         9,639          8,957   12,093   12,082   11,160   12,638   15,846
   Less interest on deposits                8,832          8,025   10,863   10,308    9,787   11,392   14,488
                                           ------         ------   ------   ------   ------   ------   ------
      Fixed charges excluding interest
        on deposits                           807            932    1,230    1,774    1,373    1,246    1,358

Preferred stock dividends                       0             50       50      139      157      185      190

Tax equivalent preferred stock dividends
 (preferred dividends /effective tax rate)      0             89       87      230      259      293      301
Income tax expense                          1,877          1,420    2,001    1,651    1,864    1,437    1,674
Income before income tax expense            4,745          3,219    4,694    4,180    4,734    3,909    4,536

Effective tax rate                           0.40           0.44     0.43     0.39     0.39     0.37     0.37
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INDIANA UNITED BANCORP

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

                                                             IUB/PTC COMBINED

                                            IUB      PTC    COMBINED         IUB      PTC    COMBINED
                                         Nine Months Ended September 30,     Year Ended December 31,
                                                     1997                              1996

INCLUDING INTEREST ON DEPOSITS

Earnings:
 Earnings before income taxes               4,745    3,887    8,632        4,694     4,839     9,533
  Fixed charges from below                  9,639    8,679   18,318       12,093    10,897    22,990
                                           ------   ------   ------       ------    ------    ------
    Earnings                               14,384   12,566   26,950       16,787    15,736    32,523

Fixed charges from below                    9,639    8,679   18,318       12,093    10,897    22,990

Ratio of earnings to fixed charges           1.49     1.45     1.47         1.39      1.44      1.41

EXCLUDING INTEREST ON DEPOSITS

Earnings:
  Earnings before income taxes              4,745    3,887    8,632        4,694     4,839     9,533
  Fixed charges from below                    807       26      833        1,230        60     1,290
                                           ------   ------   ------       ------    ------    ------
    Earnings                                5,552    3,913    9,465        5,924     4,899    10,823

Fixed charges from below                      807       26      833        1,230        60     1,290

Ratio of earnings to fixed charges           6.88   150.50    11.36         4.82     81.65      8.39

Fixed Charges:
 Total interest expense                     9,639    8,679    18,318      12,006    10,897    22,903
 Tax equivalent preferred stock
    dividends from below                        -        -         -          87         -        87
                                           ------   ------   ------       ------    ------    ------
      Fixed charges including interest
        on deposits                         9,639    8,679    18,318      12,093    10,897    22,990
 Less interest on deposits                  8,832    8,653    17,485      10,863    10,837    21,700
                                           ------   ------    ------      ------    ------    ------
      Fixed charges excluding interest
        on deposits                           807       26      833        1,230        60     1,290
Preferred stock dividends                       0        0        0           50         0        50

Tax equivalent preferred stock dividends
 (preferred dividends /effective tax rate)      0        0        0           87         0        87

Income tax expense                          1,877    1,185    3,062        2,001     1,563     3,564

Income before income tax expense            4,745    3,887    8,632        4,694     4,839     9,533

Effective tax rate                           0.40     0.30     0.35         0.43      0.32      0.37

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